Exhibit 107.1
Calculation of Filing Fee Tables

FORM S-8
(Form Type)

SALESFORCE, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common stock, par value $0.001 per share	Rule 457(a) (2)	36,000,000 (3)	$241.49	$8,693,640,000	$147.60 per $1,000,000	$1,283,181.26
Total Offering Amounts					$8,693,640,000		$1,283,181.26
Total Fee Offsets							0.00
Net Fee Due							$1,283,181.26
(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of common stock, par value $0.001 per share (the “Common Stock”) of Salesforce, Inc. (the “Registrant”) that become issuable under the Salesforce, Inc. Amended and Restated 2013 Equity Incentive Plan (the “2013 Plan”).
(2) Estimated in accordance with Rule 457(h) of the Securities Act based on the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on June 25, 2024.
(3) Represents 36,000,000 shares of Common Stock reserved for issuance under the 2013 Plan.